Exhibit 10.12     Term Sheet Joseph Stevens & Co. 1/31/03

                   Proposed Term Sheet (Strictly Confidential)

Issuer:                    Emergency Filtration Products  (OTC BB: EMFP)

Amount of Placement:       A minimum of $300,000 and a maximum of $600,000.

Securities:                Authorized but unregistered common stock priced at
                           $.18 per share plus one three year, non callable warrant for every dollar invested exercisable at $0.25. The warrant will be registered with the above issued common stock.

Closing Date:              On or about March 1, 2003.

Registration:              Promptly,  but no later than thirty (30) days from
                           the  closing   date,   the  Issuer  shall  file  a
                           registration  statement  with  the  United  States
                           Securities & Exchange  Commission  ("SEC") and use
                           its best efforts to ensure that such  registration
                           statement  is  declared  effective  within 90 days
                           from  the   filing   date.   In  the   event   the
                           registration  statement is not declared  effective
                           within   90  days,   the   Issuer's   registration
                           obligation is deemed in default. As a result, the Issuer shall pay to the Investor(s) a cash amount, within 3 business days for every 30 day period starting from the 91st day from closing until such default is cured, equal to 2% of the outstanding principal amount of investment per month, as liquidated damages, and not as penalty. The Issuer shall keep the registration statement "evergreen" for at least 2 years from the anniversary date from the closing.


Placement                  Fees: Issuer agrees to pay placement agent a
                           placement fee of 10% plus a non accountable charge of 3% of the gross proceeds raised payable in cash directly from escrow. Furthermore, for every dollar of the gross proceeds raised Joseph Stevens & Co.
                           will receive one 3 year non callable warrant exercisable at $0.25.

No Undercut: Within 180 days from the date that the investor(s) may legally sell the stock in the open market, if Issuer issues additional common stock or convertible instrument with the potential for the common stock priced below the average closing price of this placement, additional shares to make up the difference shall be automatically issued to investor(s) at no further cost to investor(s).

     Look Back Clause: Upon the completion of the registration, the average of the bid and ask prices for the prior 3 days of trading must be at or above $.18. If the average is below that price, additional shares to make up the difference shall be automatically issued to investor(s) at no further cost to investor(s). Starting 120 days from the date of effective registration, if any average ten trading days' closing bid is below $0.18, then Issuer agrees to issue additional common stock at Market Price (defined as the average of ten trading days' closing bid price prior to the date of written request from investor) to make up the difference between the investor's total net exit price and 120% of the original investment. (Open book with respect to all transaction records of Issuer's common stock is permitted for inspection by Issuer or its representative). In lieu of issuing such additional stock, Issuer has the option to redeem said financial damage, i.e. 120% of original investment - total net sales proceeds, in cash.


Date: January 31, 2003                           Date: January 29, 2003
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Signed \s\Douglas K. Beplate               Signed: \s\Joseph Sabora
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Name in Print  Douglas K. Beplate           Name in Print  Joseph Sabora
             --------------------                        -----------------------

Position:  President,                       Position:  CEO, Joseph Stevens & Co.
           Emergency Filtration Products
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